UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2013

DOUGLAS DYNAMICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34728	134275891
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7777 North 73rd Street, Milwaukee, Wisconsin 53223

(Address of principal executive offices, including zip code)

(414) 354-2310

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.               Submission of Matters to a Vote of Security Holders.

On May 1, 2013, Douglas Dynamics, Inc. (the “Company”) held its annual meeting of stockholders (the “2013 Annual Meeting”).  The name of each director elected at the 2013 Annual Meeting, a brief description of each other matter voted upon at the 2013 Annual Meeting and the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to each such matter, as applicable, are set forth below.

Election of Three Directors to Terms Expiring at the 2016 Annual Meeting of Stockholders

Name of Nominee	Shares Voted For	Shares Withheld	Broker Non-Votes
James L. Janik	19,151,805	38,723	1,891,821
Donald W. Sturdivant	18,940,494	267,404	1,874,451
Margaret S. Dano	19,163,715	44,183	1,874,451

Advisory Vote on Approval of the Compensation of the Company’s Named Executive Officers

Shares Voted For	Shares Voted Against	Abstentions	Broker Non-Votes
18,841,742	298,132	68,022	1,874,453

Ratification of the Appointment of Ernst & Young LLP as Independent Registered Public Accounting Firm for 2013

Shares Voted For	Shares Voted Against	Abstentions
20,988,633	57,666	47,299

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 3, 2013

DOUGLAS DYNAMICS, INC.

By:	/s/Robert McCormick
Robert McCormick
Executive Vice President, Chief Financial
Officer and Secretary